Exhibit 4.9

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

GUIDED THERAPEUTICS, INC.
COMMON STOCK WARRANT

_________ shares of Common Stock

No. SSCNW-____ December 1, 2008

GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that ____________________ or its registered assigns (the "Holder") is entitled, subject to the provisions hereof, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), ________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (defined below) of the Company (the "Warrant Shares") at a purchase price of $0.65 per share (the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this warrant (this warrant, and any new warrant issued pursuant to the terms hereof, being referred to herein as "Warrant"). This Warrant is one of a series of warrants (the "Warrants") issued pursuant to the Note Purchase Agreement dated December 1, 2008 entered into by the Company, the "Agent" and the "Noteholders" named therein (the "Note Purchase Agreement"). Capitalized terms not otherwise defined in Section 5 hereof shall have the meaning given to such terms in the Note Purchase Agreement.

1. Exercise of Warrant.

1.1 Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by delivering at the principal executive office of the Company the Warrant and a subscription notice in the form of Schedule I duly executed by such Holder accompanied by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of Warrant Shares designated in such subscription by (b) the Warrant Price.

1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

1.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense will cause to be issued to and delivered or registered in the name of the Holder hereof or, subject to Section 3, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise. The Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

1.4 Representations of the Company. The Company represents, warrants and acknowledges to the Holder that:

(a) it is a corporation duly formed and validly existing in the State of Delaware;

(b) it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of Warrant Shares (or Other Securities) from time to time issuable upon the exercise of the Warrant at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

(c) this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

(d) when issued in accordance with the terms of this Warrant, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable.

2. Warrant Adjustments.

2.1 Reclassification, Exchange, and Substitution. If the Warrant Shares shall be changed into the same or a different number of shares of the same or any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or Other Securities which the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or Other Securities, as the case may be, into the same or a different number of shares of the same or any other class or classes of stock or Other Securities, as the case may be, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

2.2 Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the end of the Exercise Period and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company' s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after than event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder at the address of the Holder shown on the Company' s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Warrant Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 2.2 in which the consideration to be received by holders of Common Stock is payable only in cash, the Holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Warrant Price.

2.3 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

3. Restrictions on Transfer.

3.1 Restrictive Legends. Except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EXEMPTION THEREFROM AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM."

3.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the Holder thereof will give written notice to the Company of such Holder' s intention to effect such transfer and to comply in all other respects with this Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the Holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

3.2.1 if in the written opinion of such counsel for the Holder, obtained at the Holder' s sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

3.2.2 if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such Holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such Holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

3.2.3 Termination of Restrictions. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon sale of the Restricted Securities in an offering registered under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

4. Ownership, Transfer and Substitution of Warrants. The Company may treat the Person in whose name this Warrant is registered on the register kept at the principal executive office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

5. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which U.S. Federal Reserve member banks are not open for business in Atlanta, Georgia.

"Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

"Common Stock" shall mean, the common stock, par value $.001 per share (or other common equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

"Company" shall have the meaning specified in the opening paragraph of this Warrant.

"Exercise Period" means the date commencing on December 1, 2008 and ending on November 30, 2013.

"Holder" shall have the meaning specified in the opening paragraph of this Warrant.

"Market Price" shall mean, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then designated, as a national market system security by the average National Association of Securities Dealers, Inc., but is trading on either the over-the-counter market on the OTC Bulletin Board or the "Pink Sheets", the last sale price as reported by the National Quotation Bureau, or (c) if neither (a) nor (b) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Company' s Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

"Note Purchase Agreement" shall have the meaning specified in the opening paragraph of this Warrant.

"Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

"Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

"Restricted Securities" shall mean (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any Warrant Shares (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any Warrant Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

"Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Warrant Price" shall have the meaning specified in the opening paragraph of this Warrant.

"Warrant Shares" shall have the meaning specified in the opening paragraph of this Warrant.

"Warrants" shall have the meaning specified in the opening paragraph of this Warrant.

6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

If to the Holder:

_____________________________
_____________________________
_____________________________

If to the Company:

4955 Avalon Ridge Parkway, Suite 300
Norcross, GA 30071

The address provided in this Section 7 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

8. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; however, the Warrants may be amended as provided in the Note Purchase Agreement. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Georgia without reference to the choice of law rules thereof. The Company and the Holder each agree that any action or proceeding against the Company to enforce this Convertible Note may be commenced in any court having jurisdiction in Gwinnett County in the State of Georgia and the Company waives personal service or process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11. Expiration. The right to exercise this Warrant shall expire on the last day of the Exercise Period.

GUIDED THERAPEUTICS, INC.

By:         ______________________________________

Name:     ______________________________________

Title:         ______________________________________